PROMISSORY NOTE

$150,000                                                                                         Irvine, California
                                                                                            as of December 21, 2004

FOR VALUE RECEIVED, eRXSYS, INC., with an address at 18021 Sky Park. Circle, Suite G2, Irvine, California 92614 (Borrower), hereby promises to pay to the order of Robert James, Inc., a New York corporation with an address at 2805 Veterans Highway, Suite 1, Ronkonkotna, NY 11779 (the “Lender) ON DEMAND, the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), or such lesser amount as shall equal the aggregate outstanding unpaid principal amount of this Promissory Note (“Note”), on the earlier to occur of (i) March 6, 2005, or (ii) the date that eRXSYS, Inc. consummates its pending accounts receivable factoring arrangement for its working capital needs.

Interest Rate: The outstanding principal amount of this Note shall bear interest at a rate of three percent (3%) per month.

Fees. In consideration of the acceptance of this Note, the Borrower agrees to pay to Lender an administrative fee of ONE THOUSAND FIVE HUNDRED DOLLARS ($1,500) and a financing fee of TWO THOUSAND ONE HUNDRED ($2,100). The foregoing fees are payable at the funding of the Note.

The Borrower further agrees to pay to Lender by the 5th day of every month commencing January 2005 until the Principal amount is repaid, an administrative fee of ONE THOUSAND EIGHT HUNDRED AND SEVENTY FIVE DOLLARS ($1,875) and a financing fee of TWO THOUSAND SIX HUNDRED AND TWENTY FIVE ($2,675).

Payments. All payments due pursuant to this Note shall be made by check to Lender at its address set forth above, or in immediately available finds by wire transfer to Lender’s account at such bank as Lender shall have previously designated to Borrower.

Document Deliveries. The Borrower has provided to Lender (a) a true and complete copy of current drafts of its financial statements and (b) a true and complete copy of the minutes from the meeting from the board approving the execution and performance of this Note.

No Defaults. Other than as disclosed in the Borrower’s period reports filed with the Securities and Exchange Commission, no action is pending against Borrower in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or any State government of any municipal government or any agency or subdivision thereof including, without limitation, bankruptcy, receivership, mechanic or other liens or personal tort or contractual liability.

Covenants. Borrower warrants and covenants that, so long as Borrower shall have any obligation to Lender hereunder, Borrower will not default in the payments of this Note or any other material debt.

Events of Default. The occurrence and continuation of any of the following events shall constitute default: (a) failure of Borrower to pay any installment of interest or principal on the Note on the date it is due and such failure is not remedied within 10 days of that date; or (b) any representation or warranty made by Borrower in this Agreement or in any certificate, agreement instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect or untrue in any material respect when made or on and as of any date on which Borrower has any obligation to Lender hereunder; or (c) Borrower shall fail to observe or perform any other term, covenant or agreement contained in this Agreement on its part to be performed or observed; or (d) Borrower shall be adjudicated bankrupt, or admit in writing its inability to pay debts as they mature, or make the assignment for the benefit of creditors or similar proceedings. In the event of default as set forth above, the Lender may declare any and all obligations of Borrower to Lender, including obligations arising under this Note, immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

Business Days. Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday under the laws of the State of New York, such payment may be made on the next succeeding business day.

                    Waivers. Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note, or any agreement or instrument evidencing or providing security for this Note, made by agreement of Lender and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege under this Note shall operate as a waiver thereof nor shall simple or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Partial Unenforceability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Choice of Laws. This Note is governed by and to be construed in accordance with the laws of the State of New York without regard to its doctrine of conflict of laws. Borrrower, by its execution hereof, (i) agrees that any legal suit, action or proceeding arising from or related to this Note may be instituted in a state or federal court located in the State of New York; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (iii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

                    No Jury Trial. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF LENDER AND BORROWER WAIVES TRIAL BY
JURY.

        Complete Agreement. This Note, and any other agreements to which they refer constitute agreement between the parties with respect to the subject matter, and may not be changed, modified, amended or terminated orally, but only by a writing signed by the party to be charged.

Assignment. Lender may assign any of all of its rights hereunder in whole or in part.

Notices. Whenever this Agreement provides for notice to any party, it shall be given by messenger, telegram, or mail (registered or certified, return receipt requested), effective when received by the party to whom addressed, and shall be addressed as follows or to such other address as the party affected may hereafter designate by notice given as provided herein.

eRXSYS, INC.

By:   /s/ Chris Lukas
Name:    Chris Lukas
Title       Director of West Coast Operations